UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

Green Plains Renewable Energy, Inc.

(Exact name of registrant as specified in its charter)

Iowa	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 Regency Pkwy, Ste. 400, Omaha, Nebraska		68114
(Address of principal executive offices)		(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2012, Green Plains Renewable Energy, Inc. (the “Company”) entered into an Underwriting Agreement (“Underwriting Agreement’) with Jefferies & Company, Inc. (the “Underwriter”) and an affiliate of NTR plc (the “Selling Shareholder”) relating to the offer and sale of 3,000,000 shares of the Company’s common stock, par value $0.001 per share. The Selling Shareholder also granted the Underwriter a 30-day option to purchase an additional 450,000 shares, which was exercised by the Underwriter on March 1, 2012. Under the terms of the Underwriting Agreement, the Underwriter agreed to purchase the shares from the Selling Shareholder at a price of $10.06 per share, with a price to the public of $10.41 per share. The Company will not receive any of the proceeds from the offering. The offering is expected to close on or about March 6, 2012. The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary conditions to closing, indemnification rights, other obligations of the parties and termination provisions.

The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 originally filed with the Securities and Exchange Commission on June 3, 2010 and declared effective on August 11, 2010, and a prospectus supplement thereto.

The foregoing summary of the terms of the Underwriting Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such document, a copy of which is attached hereto as Exhibit 1.1 which is incorporated herein by reference.

In addition, pursuant to the Company’s previously-announced Stock Repurchase Agreement (“Agreement”) with affiliates of NTR plc, the Company has agreed to repurchase 3.7 million shares of the Company’s common stock at a price of $10.06 per share. The Company will repurchase 1,000,000 shares with cash and issue a one-year note bearing 5% interest per annum for the remaining 2,700,000 shares. The note is secured by the shares being repurchased and the Company’s interest in Green Plains Shenandoah LLC. The Company’s repurchase under the Agreement is conditioned on the successful closing of the sale of shares in the proposed public offering, and it expects the purchase to close on the third business day following closing of the sale of the Selling Shareholder’s shares to the Underwriter.

On March 1, 2012, the Company issued a press release regarding the pricing of the public offering and the Agreement. A copy of this press release is attached hereto at Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Number Description

1.1	Underwriting Agreement dated March 1, 2012 by and among Green Plains Renewable Energy, Inc., Greenstar Investments LLC and Jefferies & Company, Inc.

10.1	Stock Repurchase Agreement dated February 28, 2012 between Greenstar Investments LLC, Greenstar North America Holdings, Inc. and Green Plains Renewable Energy, Inc.

99.1	Press release, dated March 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Renewable Energy, Inc.

Date: March 1, 2012	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer (Principal Financial Officer)

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